UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 28, 2023

FORTE BIOSCIENCES, INC.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-38052	26-1243872
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3060 Pegasus Park Dr. Building 6 Dallas, Texas	75247
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (310) 618-6994

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value	FBRX	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement.

Securities Purchase Agreement

On July 28, 2023, Forte Biosciences, Inc. (the “Company”) entered into a Securities Purchase Agreement (the “Purchase Agreement”) for a private placement (the “Private Placement”) with certain qualified institutional buyers, institutional accredited investors and certain executive officers, senior management, and members of the Board of Directors of the Company (the “Board”) (each, a “Purchaser” and collectively, the “Purchasers”). Pursuant to the Purchase Agreement, the Company agreed to sell to the Purchasers (i) 15,166,957 shares of the Company’s common stock, par value $0.001 per share (the “Shares”), at a purchase price of $1.006 per Share, and (ii) 9,689,293 pre-funded warrants (the “Pre-Funded Warrants”) to purchase Common Stock (the “Warrant Shares” and together with the Shares and the Pre-Funded Warrants, the “Securities”), at a purchase price of $1.005 per Pre-Funded Warrant. The Pre-Funded Warrants will have an exercise price of $0.001 per share of Common Stock, be immediately exercisable and remain exercisable until exercised in full. The holders of Pre-Funded Warrants may not exercise a Pre-Funded Warrant if the holder, together with its affiliates, would beneficially own more than 9.99% of the number of shares of Common Stock outstanding immediately after giving effect to such exercise. The holders of Pre-Funded Warrants may increase or decrease such percentages not in excess of 19.99% by providing at least 61 days’ prior notice to the Company. The Purchase Agreement also provides certain Purchasers a participation right in future offerings of the Company’s equity securities.

The Private Placement closed on July 31, 2023, subject to the satisfaction of customary closing conditions. The gross proceeds of the Private Placement were approximately $25 million, before deducting offering expenses payable by the Company. The Company intends to use the net proceeds from the Private Placement to fund working capital and other general corporate purposes.

Certain executive officers, senior management, and Board members of the Company participated in the Private Placement, purchasing approximately $1.16 million of Securities in the aggregate at a purchase price of $1.01 per share, representing the consolidated closing bid price of the Company’s common stock immediately preceding the time the Company entered into the Purchase Agreement pursuant to NASDAQ Rule 5635. The participation of these executive officers and Board members in the Private Placement was disclosed to, and approved by, the Board and the audit committee of the Board.

The foregoing description of the Purchase Agreement and the Pre-Funded Warrants does not purport to be complete and is qualified in its entirety by reference to the complete text of the Purchase Agreement and the form of the Pre-Funded Warrant, which are attached hereto as Exhibits 10.1 and 4.1, respectively, to this Current Report on Form 8-K and are hereby incorporated by reference into this Item 1.01.

Registration Rights

In connection with the Private Placement, the Company and the Purchasers entered into a Registration Rights Agreement, dated July 28, 2023 (the “Registration Rights Agreement”), providing for the registration for resale of the Securities (including the Warrant Shares) that are not then registered on an effective registration statement, pursuant to a registration statement (the “Registration Statement”) to be filed with the Securities and Exchange Commission (the “SEC”) within thirty (30) days following the closing of the Private Placement. The Company has agreed to use its best efforts to cause the Registration Statement to be declared effective as soon as possible, but in no event later than 60 days after the closing of the Private Placement (or 90 days in the event of a full review of the Registration Statement by the SEC), and to keep the Registration Statement continuously effective from the date on which the SEC declares the Registration Statement to be effective until such date that all Registrable Securities (as such term is defined in the Registration Rights Agreement) covered by the Registration Statement have been publicly sold by the Purchasers or otherwise shall have ceased to be Registrable Securities under the Registration Rights Agreement.

The Company has granted the Purchasers customary indemnification rights in connection with the Registration Rights Agreement. The Purchasers have also granted the Company customary indemnification rights in connection with the Registration Rights Agreement.

The foregoing description of the Registration Rights Agreement does not purport to be complete and is qualified in its entirety by reference to the Registration Rights Agreement, a copy of which is filed as Exhibit 10.2 hereto and incorporated by reference into this Item 1.01.

Amendment No. 2 to Preferred Stock Rights Agreement

As previously disclosed, on July 11, 2022, the Board authorized and declared a dividend distribution of one right (each, a “Right”) for each outstanding share of common stock of the Company to stockholders of record as of the close of business on July 21, 2022. In connection with the distribution of the Rights, the Company entered into a Preferred Stock Rights Agreement, dated as of July 12, 2022, between the Company and Computershare Trust Company, N.A., as rights agent, as amended on June 26, 2023 by that certain Amendment No. 1 to the Rights Agreement between the Company and Computershare Trust Company, N.A., as rights agent (the “Rights Agreement”).

On July 28, 2023, the Company entered into Amendment No. 2 to the Rights Agreement between the Company and Computershare Trust Company, N.A., as rights agent (the “Amendment”), which amends the Rights Agreement. The Amendment prevents the approval, execution, delivery or performance of the Purchase Agreement or the Pre-Funded Warrants, or the consummation of any of the transactions contemplated by the Purchase Agreement or the Pre-Funded Warrants, including any issuance of the Shares pursuant to the terms of the Purchase Agreement or the Pre-Funded Warrants, from, among other things, (i) causing or permitting the Rights to be exercised or exchanged, or (ii) causing any Purchaser or any of their respective affiliates to be deemed an Acquiring Person (as defined in the Rights Agreement) for any purpose under the Rights Agreement.

The Rights are in all respects subject to and governed by the provisions of the Rights Agreement, as amended by the Amendment. The description of the Rights Agreement is qualified in its entirety by reference to the full text of the Rights Agreement, a copy of which has been previously filed by the Company. The description of the Amendment is qualified in its entirety by reference to the full text of the Amendment, which is attached hereto as Exhibit 4.2 and incorporated herein by reference.

Item 3.02.  Unregistered Sales of Equity Securities.

The information contained above under Item 1.01 is hereby incorporated by reference in response to this Item 3.02 of this Current Report on Form 8-K.

The Company will sell the securities to “accredited investors,” as that term is defined in the Securities Act of 1933, as amended (the “Securities Act”), in reliance on the exemption from registration afforded by Section 4(a)(2) of the Securities Act and Rule 506 of Regulation D promulgated under the Securities Act and corresponding provisions of state securities or “blue sky” laws. The Purchasers represented that they are acquiring the securities for investment only and not with a view towards the resale or distribution thereof in violation of the Securities Act. Accordingly, the securities have not been registered under the Securities Act and such securities may not be offered or sold in the United States absent registration or an exemption from registration under the Securities Act and any applicable state securities laws.

Neither this Current Report on Form 8-K, nor any exhibit attached hereto, is an offer to sell or the solicitation of an offer to buy the Securities described herein.

Item 3.03.  Material Modifications to Rights of Security Holders.

The information set forth under the caption “Amendment No. 2 to Preferred Stock Rights Agreement” in the section titled “Item 1.01. Entry into a Material Definitive Agreement” is incorporated herein by reference.

Item 7.01.    Regulation FD Disclosure.

On August 1, 2023, the Company issued a press release announcing, among other things, the Private Placement and preclinical data on FB-102. The press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and incorporated into this Item 7.01 by reference.

The information in this Item 7.01, including Exhibit 99.1 attached hereto, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act, except as expressly set forth by specific reference in such filing.

Item 8.01.  Other Events.

The information set forth under the caption “Amendment No. 2 to Preferred Stock Rights Agreement” in the section titled “Item 1.01. Entry into a Material Definitive Agreement” is incorporated by reference.

The Company has updated its corporate presentation that it uses when meeting with investors, analysts and others to, among other matters, include additional preclinical data related to FB-102. A copy of the Company’s updated corporate presentation is attached as Exhibit 99.2 to this Current Report on Form 8-K.

Forward Looking Statements

This report contains certain forward-looking statements regarding the business of the Company that are not a description of historical facts within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include statements regarding the use of proceeds of the offering; the completion of the offering; and the registration of securities issued in the offering. Actual results could differ materially from those anticipated in such forward-looking statements as a result of various risks and uncertainties, which include, without limitation, those associated with market conditions; satisfaction of customary closing conditions in the Private Placement; and risks related to the Company’s estimates regarding future expenses, capital requirements and need for additional financing.

Additional risks and uncertainties that could cause actual outcomes and results to differ materially from those contemplated by the forward-looking statements are included in the company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2022, including under the caption “Item 1A. Risk Factors” and in the Company’s subsequent Quarterly Report on Form 10-Q filed on May 15, 2023, and elsewhere in the Company’s reports and other documents that the Company has filed, or will file, with the SEC from time to time that are available at www.sec.gov.

You are cautioned not to place undue reliance on forward-looking statements which are current only as of the date hereof. Except as required by applicable law, the Company undertakes no obligation to revise or update any forward-looking statement, or to make any other forward-looking statements, whether as a result of new information, future events or otherwise.

Item 9.01.  Financial Statements and Exhibits.

(d) Exhibits

Exhibit	Description
4.1	Form of Pre-Funded Warrant
4.2	Amendment No. 2 to Preferred Stock Rights Agreement, dated as of June 26, 2023, by and between Forte Biosciences, Inc. and Computershare Trust Company, N.A., as rights agent.
10.1	Securities Purchase Agreement, dated July 28, 2023, by and among the Company and the Purchasers
10.2	Registration Rights Agreement, dated July 28, 2023, by and among the Company and the Purchasers
99.1	Press Release dated August 1, 2023
99.2	Corporate Presentation dated August 1, 2023
104	The cover page of this Current Report on Form 8-K, formatted in inline XBRL

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FORTE BIOSCIENCES, INC.

Date: August 1, 2023	By:	/s/ Antony Riley
Antony Riley Chief Financial Officer